Exhibit 10.12
SIXTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT
THIS SIXTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of December 8, 2017, amends the Receivables Purchase Agreement dated as of July 31, 2013, as previously amended (the “Receivables Purchase Agreement”), among FERGUSON RECEIVABLES, LLC, a Delaware limited liability company (the “Seller”), FERGUSON ENTERPRISES, INC., a Virginia corporation (the “Servicer”), the Originators party thereto from time to time, the Conduit Purchasers listed on Schedule I thereto from time to time, the Committed Purchasers listed on Schedule I thereto from time to time, the LC Banks listed on Schedule III thereto from time to time, the Facility Agents listed on Schedule I thereto from time to time, ROYAL BANK OF CANADA, as the administrative agent (in such capacity, the “Administrative Agent”), SUNTRUST BANK, as the co-administrative agent (the “Co-Administrative Agent”), and FERGUSON PLC (formerly known as Wolseley plc) (the “Parent”).
Preliminary Statement: The parties desire to amend the Receivables Purchase Agreement to extend the Scheduled Termination Date and to make several additional changes. Therefore, the parties hereto agree as follows:
Defined Terms; References. Unless otherwise defined in this Amendment, each capitalized term used but not otherwise defined herein has the meaning given such term in the Receivables Purchase Agreement, as amended by this Amendment. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Receivables Purchase Agreement shall, after the Amendment Effective Date, refer to the Receivables Purchase Agreement as amended hereby.
I.    AMENDMENTS
Effective as of the Amendment Effective Date (as defined in Section 3.1 below), the Receivables Purchase Agreement is amended as follows:
    1.1    Extension of Scheduled Termination Date.    The Scheduled Termination Date is hereby extended from “December 19, 2019” to “December 8, 2020”.
    1.2    Amendment of Definition of “Loss Reserve Percentage”.    The definition of “Loss Reserve Percentage” in Section 1.01 of the Receivables Purchase Agreement is hereby amended to read as follows:
“Loss Reserve Percentage” shall mean, the percentage, calculated on any day, equal to the greater of (a) 10.00% (the “Loss Reserve Floor”) and (b) the product of (i) 2.50, (ii) the Loss Ratio and (iii) the Loss Horizon Ratio.
    1.3    Addition of New Definitions relating to Bail-In Provisions. The following new definitions are added to Section 1.01 of the Receivables Purchase Agreement in the appropriate alphabetical places:
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
    “Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.4    Amendment of Procedure for Increase in Maximum Investment. The procedure for increasing the Maximum Net Investment in Section 2.16 of the Receivables Purchase Agreement is hereby simplified, and now reads as follows:
Section 2.16     Increase in Maximum Net Investment. The Seller may at any time and from time to time as long as no Termination Event or Potential Termination Event exists increase the Maximum Net Investment up to $800,000,000 by (a) either (i) adding additional Purchase Groups or (ii) causing an existing Purchase Group or Groups to increase its Purchase Group Maximum Net Investment and (b) executing an amendment to this Agreement. Each new Purchase Group shall become a party hereto by executing and delivering to the Administrative Agent, the Seller and the Servicer an Assumption Agreement (which Assumption Agreement shall be executed by all Purchasers in such new Purchase Group).
1.5    Amendment of Termination Event Relating to Dilution Ratio. The Termination Event relating to the Dilution Ratio set forth in Section 8.01(j) of the Receivables Purchase Agreement is hereby amended to increase the percentage therein and now reads as follows:
    (j)    3-month rolling average Dilution Ratio exceeds 8.25% (8.25% when the Parent is at Leverage Level 2 and 8.25% when the Parent is at Leverage Level 3);
1.6    Amendment of Termination Event Relating to Delinquency Ratio. The Termination Event relating to the Delinquency Ratio set forth in Section 8.01(k) of the Receivables Purchase Agreement is hereby amended to increase the percentages therein and now reads as follows:
    (k)    3-month rolling average Delinquency Ratio exceeds (i) for the January, February, March and December reporting months (as calculated in each such month for the preceding Calculation Period), 12.50% and (ii) for all other reporting months, 11.50% (12.50% or 11.50%, as applicable, when the Parent is at Leverage Level 2 and 12.50% or 11.50%, as applicable, when the Parent is at Leverage Level 3);
1.7    Addition of Bail-In Provision.    A new Section 11.23 is added to the Receivables Purchase Agreement and reads as follows:
    Section 11.23.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
    (a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
    (b)    the effects of any Bail-in Action on any such liability, including, if applicable:
        (i)    a reduction in full or in part or cancellation of any such liability;

        (ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
        (iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
    II.    REPRESENTATIONS AND WARRANTIES
2.1    Each of the Ferguson Parties, as to itself (and, if so specified, its Subsidiaries) hereby represents and warrants that:
    (a)    prior to and after giving effect to this Amendment, the representations and warranties of such Person (other than those representations and warranties that were made only on the Closing Date) set forth in the Receivables Purchase Agreement are true and correct in all material respects;
    (b)    this Amendment has been duly authorized, executed and delivered by such Person and constitutes a legal, valid and binding obligation of such Person enforceable in accordance with its terms (subject to usual and customary bankruptcy exceptions); and
    (c)    prior to and immediately after giving effect to this Amendment, no Termination Event or Potential Termination Event exists on and as of the date hereof.
III.    CONDITIONS TO EFFECTIVENESS
3.1     This Amendment shall be effective on the date (the “Amendment Effective Date”) that (a) the Administrative Agent shall have received counterparts of this Amendment, executed by the Seller, the Servicer, each Originator, the Parent and each Facility Agent, and (b) each of the Facility Agents shall have received from the Seller its renewal fee equal to 0.05% of its related Purchase Group Maximum Net Investment and appropriately invoiced to the Seller.
IV.    AFFIRMATION AND RATIFICATION
4.1    The Parent hereby (a) agrees and acknowledges that the execution, delivery, and performance of this Amendment shall not in any way release, diminish, impair, reduce, or, except as expressly stated herein, otherwise affect its obligations under the Transaction Documents to which it is a party, which Transactions Documents shall remain in full force and effect, (b) ratifies and affirms its obligations under the Receivables Purchase Agreement as amended hereby and the other Transaction Documents to which it is a party, and (c) acknowledges, renews and extends its continued liability under the Receivables Purchase Agreement as amended hereby and the other Transaction Documents to which it is a party.
V.     MISCELLANEOUS
5.1    This Amendment and the rights and obligations of the parties under this Amendment shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Section 11.17 (Governing Law; Submission to Jurisdiction) of the Receivables Purchase Agreement are hereby incorporated by reference. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. Except as otherwise expressly provided by this Amendment, all of the provisions of the Receivables Purchase Agreement shall remain the same.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.
    FERGUSON RECEIVABLES, LLC

    By: /s/ Brenda Crowder
    Name: Brenda Crowder
    Title: Treasurer

FERGUSON ENTERPRISES, INC.

    By: /s/ William Brundage
    Name: William Brundage
    Title: CFO

ENERGY & PROCESS CORPORATION

By: /s/ William Brundage
    Name: William Brundage
    Title: CFO

FERGUSON FIRE & FABRICATION, INC.

By: /s/ William Brundage
    Name: William Brundage
    Title: CFO

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FERGUSON PLC

By: /s/ Philip Scott
    Name: Philip Scott
    Title: Group Treasurer

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ROYAL BANK OF CANADA, as Administrative Agent and a Facility Agent

    By: /s/ Janine D. Marsini
    Name: Janine D. Marsini
    Title: Authorized Signatory

    By: /s/ Veronica L. Gallagher
    Name: Veronica L. Gallagher
    Title: Authorized Signatory

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SUNTRUST, as Co-Administrative Agent and a Facility Agent

    By: /s/ David Hufnagel
    Name: David Hufnagel
    Title: Vice President

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SOCIÉTÉ GÉNÉRALE, as a Facility Agent

    By: /s/ Daniel McGarvey
    Name: Daniel McGarvey
    Title: Managing Director

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SMBC NIKKO SECURITIES AMERICA, INC, as a Facility Agent

    By: /s/ Yukimi Konno
    Name: Yukimi Konno
    Title: Managing Director

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PNC BANK, NATIONAL ASSOCIATION, as a Facility Agent

    By: /s/ Eric Bruno
    Name: Eric Bruno
    Title: Senior Vice President
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